Exhibit 99.1

PRESS RELEASE

FOR IMMEDIATE RELEASE

INVESTOR CONTACT:	Carol Knies, 404.459.7653, cknies@homebanc.com

HOMEBANC CORP. FILES FOR CHAPTER 11 BANKRUPTCY

ATLANTA, August 10, 2007 – HomeBanc Corp. (“HomeBanc” or “the Company”) today announced that, after careful consideration, its Board of Directors has authorized the Company’s management team to seek protection for the Company through the bankruptcy process in order to best preserve the value of the Company's remaining assets. Accordingly, HomeBanc Corp., together with certain of its subsidiaries, has today filed a voluntary petition for relief under Chapter 11 of the U.S. Bankruptcy Code in the U.S. Bankruptcy Court for the District of Delaware. HomeBanc believes that, under the protection of Chapter 11, it will have the time and opportunity that it needs to achieve the best possible value for the creditors and other constituencies of its assets and operations, and to effect an orderly wind down of the Company.

HomeBanc previously announced on August 7, 2007 that it was unable to borrow any additional amounts under its credit facilities to satisfy its mortgage loan funding obligations, and therefore would no longer be accepting any mortgage loan applications or funding any mortgage loans previously originated and not yet funded. The Company also announced that it had determined to exit the mortgage loan origination business.

Kevin D. Race, HomeBanc’s President and Chief Executive Officer, stated, “The recent disruptions in the mortgage loan and real estate markets have been dramatic – in terms of both magnitude and timing. These conditions have had a severely negative effect on HomeBanc’s liquidity and business operations, and have put HomeBanc in an untenable business position going forward. It is incredibly unfortunate that HomeBanc, a company that has been built upon a foundation of exceptional people, has become a victim of the rapid and utter deterioration in the market. We believe that, by seeking Chapter 11 bankruptcy protection, we will be provided with an opportunity to achieve the highest value in exchange for our assets, and therefore benefit our creditors."

HomeBanc is the parent holding company of HomeBanc Mortgage Corporation, a mortgage banking company that historically focused on originating primarily prime purchase money residential mortgage loans in the Southeast United States. HomeBanc is headquartered in Atlanta, Georgia, and has offices in Georgia, Florida, North Carolina and Tennessee. For more information about HomeBanc, visit HomeBanc on the Internet at www.homebanc.com.

Cautionary Notice Regarding Forward-Looking Statements

This press release may include forward-looking statements within the meaning and subject to the protection of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements include, among others: HomeBanc’s belief that its bankruptcy filing will maximize the value of its assets and result in an orderly wind down of the Company.

Such forward-looking statements are based on information presently available to the Company's management and are subject to various risks and uncertainties, including, without limitation: HomeBanc’s inability to restructure itself on favorable terms, if at all; HomeBanc’s inability to identify, pursue and consummate on favorable terms, if at all, transactions that will enable the Company to realize the maximum value for its assets; the continued deterioration of credit and liquidity in the market, which would negatively affect HomeBanc’s ability to realize the maximum value for its assets, or to complete financings and/or sales of its assets on favorable terms, if at all; the costs and delays of bankruptcy proceedings, including, without limitation, as a result of legal expenses and other professional fees, creditors’ claims, litigation and other challenges that could arise in connection with the Company’s bankruptcy filing; and the costs and the other risks and factors described in the Company's SEC reports and filings, including, without limitation, under the captions "Special Cautionary Notice Regarding Forward- Looking Statements" and "Risk Factors."

You should not place undue reliance on forward-looking statements, since the statements speak only as of the date that they are made. The Company has no obligation and does not undertake to publicly update, revise or correct any of the forward-looking statements after the date of this press release, or after the respective dates on which such statements otherwise are made, whether as a result of new information, future events or otherwise, except as may be required by law.

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